As filed with the Securities and Exchange Commission on September 21, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sucampo Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	30-0520478
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

805 King Farm Boulevard, Suite 550

Rockville, Maryland 20850

(Address of principal executive offices) (Zip code)

2016 Equity Incentive Plan

_____________________________________

(Full title of the plan)

Peter Greenleaf

Chief Executive Officer

Sucampo Pharmaceuticals, Inc.

805 King Farm Boulevard, Suite 550

Rockville, Maryland 20850

(301) 961-3400

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Christian E. Plaza Brent B. Siler Brian F. Leaf Cooley LLP 11951 Freedom Drive Reston, VA 20190 (703) 456-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class A Common Stock, par value $0.01 per share	10,568,462 shares	$12.185	$128,776,709.47	$12,967.82

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A Common Stock, par value $0.01 per share (the “Common Stock”) that become issuable under the Registrant’s 2016 Equity Incentive Plan (the “2016 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock. Pursuant to the terms of the 2016 Plan, any shares subject to outstanding awards originally granted under the Registrant’s Amended and Restated 2006 Stock Incentive Plan that are forfeited, canceled, repurchased by the Registrant or are otherwise terminated will become available for future issuance pursuant to the 2016 Plan.
(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon $12.185, which is the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on September 15, 2016.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

Not required to be filed with this Registration Statement.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not required to be filed with this Registration Statement.

PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Sucampo Pharmaceuticals, Inc. (the “Registrant”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on March 11, 2016, as amended on March 16, 2016 (including information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K from the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 18, 2016);

(b) The Registrant’s Amendment to its Current Report on Form 8-K originally filed on October 22, 2015 filed with the SEC on July 11, 2016;

(c) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act subsequent to December 31, 2015 (other than any Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items); and

(d) The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission pursuant to Section 12(b) of the Exchange Act on July 30, 2007, including any amendment or report filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of the Registrant’s Common Stock being offered hereby will be passed upon for the Registrant by Matthias Alder, the Registrant’s Executive Vice President and General Counsel. Mr. Alder is regularly employed by the Registrant and held 2,810 shares of Common Stock and options to purchase 412,500 shares of Common Stock as of September 20, 2016.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant is incorporated under the laws of the State of Delaware. Section 102 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Registrant’s certificate of incorporation provides that the Registrant will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Registrant) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at the Registrant’s request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Registrant’s best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The Registrant’s certificate of incorporation provides that the Registrant will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of the Registrant to procure a judgment in the Registrant’s favor by reason of the fact that the Indemnitee is or was, or has agreed to become, the Registrant’s director or officer, or is or was serving, or has agreed to serve, at the Registrant’s request as a director, officer, partner, employee or trustee or, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Registrant’s best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by the Registrant against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

The Registrant maintains a general liability insurance policy which covers certain liabilities of the Registrant’s directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, the Registrant has entered into indemnification agreements with its directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS

Exhibit Number	Description
4.1(1)	Certificate of Incorporation.
4.2(2)	Certificate of Amendment.
4.3(3)	Amended and Restated Bylaws.
4.4(4)	Specimen stock certificate evidencing shares of Class A Common Stock.
4.5(5)	2016 Equity Incentive Plan.
4.6	Form of Stock Option Grant Notice and Stock Option Agreement under 2016 Equity Incentive Plan.
4.7	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under 2016 Equity Incentive Plan.
5.1	Opinion of General Counsel of Registrant.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.3	Consent of Deloitte Touche Tohmatsu LLC, R-Tech Ueno’s independent auditors.
23.4	Consent of General Counsel of Registrant (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this Form S-8).

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33609), filed with the Securities and Exchange Commission on December 29, 2008, and incorporated by reference herein.

(2)	Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-33609), filed with the Securities and Exchange Commission on December 29, 2008, and incorporated by reference herein.

(3)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33609), filed with the Securities and Exchange Commission on August 2, 2013, and incorporated by reference herein.

(4)	Previously filed as Exhibit 4.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-135133), filed with the Securities and Exchange Commission on February 1, 2007, and incorporated by reference herein.

(5)	Previously filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33609), filed with the Securities and Exchange Commission on August 3, 2016, and incorporated by reference herein.

ITEM 9. UNDERTAKINGS

1.	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)              To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)              The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)               Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on this 21st day of September, 2016.

Sucampo Pharmaceuticals, Inc.

By:	/s/ Peter Greenleaf
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peter Greenleaf, Andrew P. Smith and Matthias Alder, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Greenleaf Peter Greenleaf	Chief Executive Officer and Director (Principal Executive Officer)	September 21, 2016

/s/ Andrew P. Smith Andrew P. Smith	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 21, 2016

/s/ Paul R. Edick Paul R. Edick	Director	September 21, 2016

/s/ Daniel P. Getman Daniel P. Getman	Director	September 21, 2016

/s/ John H. Johnson John H. Johnson	Director	September 21, 2016

/s/ Maureen E. O’Connell Maureen E. O’Connell	Director	September 21, 2016

/s/ Robert J. Spiegel Robert J. Spiegel	Director	September 21, 2016

/s/ Timothy Walbert Timothy Walbert	Director	September 21, 2016

EXHIBIT INDEX

Exhibit Number	Description
4.1(1)	Certificate of Incorporation.
4.2(2)	Certificate of Amendment.
4.3(3)	Amended and Restated Bylaws.
4.4(4)	Specimen stock certificate evidencing shares of Class A Common Stock.
4.5(5)	2016 Equity Incentive Plan.
4.6	Form of Stock Option Grant Notice and Stock Option Agreement under 2016 Equity Incentive Plan.
4.7	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under 2016 Equity Incentive Plan.
5.1	Opinion of General Counsel of the Registrant.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.3	Consent of Deloitte Touche Tohmatsu LLC, R-Tech Ueno’s independent auditors.
23.4	Consent of General Counsel of the Registrant (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this Form S-8).

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33609), filed with the Securities and Exchange Commission on December 29, 2008, and incorporated by reference herein.

(2)	Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-33609), filed with the Securities and Exchange Commission on December 29, 2008, and incorporated by reference herein.

(3)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33609), filed with the Securities and Exchange Commission on August 2, 2013, and incorporated by reference herein.

(4)	Previously filed as Exhibit 4.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-135133), filed with the Securities and Exchange Commission on February 1, 2007, and incorporated by reference herein.

(5)	Previously filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33609), filed with the Securities and Exchange Commission on August 3, 2016, and incorporated by reference herein.